UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2011

DIVERSIFIED OPPORTUNITIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-23446	94-300888
(Commission File Number)	(IRS Employer Identification No.)

2280 Lincoln Avenue, Suite 200, San Jose CA 95125
(Address of Principal Executive Offices)

408-265-6233
(Registrant's Telephone Number, Including Area Code)

1042 N. El Camino Real, B-261, Encinitas, CA 92024-1322
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on May 9, 2011, Diversified Opportunities, Inc., a Delaware corporation (the "Company"), completed the Exchange Agreement dated April 23, 2011 (the "Exchange Agreement") by and among the Company, Sugarmade, Inc., a California corporation ("Sugarmade"), and certain stockholders of Sugarmade. In connection with the Exchange Agreement and the filing of a Schedule 14(f)-1 with the Securities and Exchange Commission (“SEC”) and its mailing to the Company's holders of record, the following actions occurred effective June 14, 2011.

The resignation of Kevin Russeth became effective as of June 14, 2011.  Mr. Russeth’s resignation was made pursuant to the Exchange Agreement and was not the result of any disagreements with the Company.

The following individuals became directors of the Company effective June 14, 2011:

Clifton Kuok Wai Leung. Mr. Leung has served as a member of Sugarmade’s Board of Directors since October 2009.  Mr. Leung is also the Chief Executive Officer and 100% owner of Sugar Cane Paper Company, a company located in the People’s Republic of China which has granted Sugarmade an exclusive license and supply agreement for the supply of the tree-free paper products.

Sandy Salzberg. Mr. Salzberg has served as a member of Sugarmade’s Board of Directors since August 2010. Since 2001, Mr. Salzberg is the President of Shasta Beverages Inc., a subsidiary of National Beverage Corporation. Prior to that, from 1988 to 1991 Mr. Salzberg served as Area Vice President with PepsiCo’s Frito-  Lay Snack division.

C. James Jensen. Mr. Jensen was appointed to Sugarmade’s Board of Directors on April 2011. Mr. Jensen is the co-founder and managing partner of Mara Gateway Associates, L.P, a privately owned real estate investment company. Additionally, Mr. Jensen is the co-managing partner of Stronghurst, LLC, an advisory and financial services firm. Mr. Jensen has previously served as the Chairman and Chief Executive Officer of Thousand Trails, Inc., an industry leader of private campground resorts; President of Grantree Furniture Rental Corporation, a privately held furniture rental company, and Senior Vice President and Chief Operating Officer of Great Books of the Western World. During the past 5 years, Mr. Jensen has served on the board of Health Benefits Inc. and as Chairman of the Board for Thousand Trails, Inc.

Ed Roffman. Mr. Roffman was appointed to Sugarmade’s Board of Directors in April 2011. Mr. Roffman, has been the Chief Financial Officer for Public Media Works, Inc. since October 2010. Mr. Roffman has also been an independent   business consultant since April 2006. Mr. Roffman currently serves on the board and is chairman of the audit committee of Westinghouse Solar (formerly Akeena Solar), a designer and distributor of solar modules. During the past five years Mr.

Roffman has also served on the Boards and audit committees of Silverstar Holdings and Adex Media.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED OPPORTUNITIES, INC.
/s/ Scott Lantz
Dated: June 14, 2011	By:
Scott Lantz Chief Executive Officer